Exhibit 99.1

ENTERPRISE FINANCIAL SERVICES CORP AND TRINITY CAPITAL CORPORATION (PARENT COMPANY OF LOS ALAMOS NATIONAL BANK) ANNOUNCE INTENT TO MERGE

November 1, 2018, ST. LOUIS — Enterprise Financial Services Corp (NASDAQ:EFSC) (the “Company,” “EFSC,” “Enterprise,” “we,” “us,” or “our”), the holding company of Enterprise Bank & Trust (“EB&T”) and Trinity Capital Corporation (“Trinity” or “TCC”), the holding company of Los Alamos National Bank (“LANB”) announced today that they have entered into a definitive merger agreement in a transaction valued at approximately $213 million. On a pro forma consolidated basis, the combined company would have approximately $7 billion in assets.

TCC is headquartered in Los Alamos, New Mexico, with approximately $1.3 billion in assets, $714 million in loans, and $1.1 billion in deposits as of June 30, 2018. LANB operates six full service banking offices in Los Alamos, Santa Fe, and Albuquerque, New Mexico. Additionally, as of June 30, 2018, LANB ranked first and fourth in deposit market share in the Los Alamos and Santa Fe, New Mexico Metropolitan Statistical Areas with 84% and 14% of the markets, respectively.

Jim Lally, President and Chief Executive Officer of EFSC, commented, "We are thrilled that Trinity has selected us as their partner. LANB has a deep history and commitment to their employees, customers and communities that is demonstrated by a dominant market share and extraordinary customer loyalty. Enterprise has a similar philosophy of supporting its communities, and encouraging its employees to do the same. We believe this combination of like cultures positions us to better serve all our constituents for the foreseeable future."

“In Enterprise, we found an ideal partner with shared-values,” said John Gulas, President and Chief Executive Officer of TCC, “We are pleased to join with Enterprise particularly due to an admiration for their diverse business model as well as their commitment to serving their clients. We believe the complementary strengths of this combined organization will provide a stronger future for our customers, associates and the communities we serve.”

Under the terms of the definitive agreement, upon consummation of the transaction, TCC shareholders will receive 0.1972 shares of EFSC common stock and $1.84 in cash for each share of TCC common stock they hold. Based on EFSC’s closing price of $43.45 per share on October 31, 2018, the merger consideration mix would result in a total of approximately $38 million in cash and $175 million in EFSC shares. The transaction is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes and Trinity shareholders are not expected to recognize gain or loss to the extent of the stock consideration received. The Company expects the transaction to

Note: Financial data as of or for the quarter ending June 30, 2018, unless otherwise noted.

be immediately accretive to 2019 diluted earnings per share (excluding the impact of the one-time transaction expenses), with full year 2020 EPS accretion of approximately 8%. Anticipated tangible book value per share dilution is expected to be earned-back in approximately 3 years under both simple and crossover methods.

In connection with the transaction, two Trinity directors, Tony Scavuzzo of Castle Creek Capital and James F. Deutsch of Patriot Financial Partners, will be appointed to EFSC’s Board of Directors. Additionally, James E. Goodwin, Jr., Chairman of the board of directors of TCC and LANB, will join the Board of Directors of EB&T, the Company’s banking subsidiary.

The transaction, which has been unanimously approved by the board of directors of the Company, EB&T, TCC, and LANB, is expected to close in early 2019, subject to satisfaction of customary closing conditions, including regulatory approvals and approval of the TCC’s shareholders.  Certain TCC shareholders, as well as TCC’s directors and executive officers, have entered into agreements with the Company pursuant to which they have committed to vote their shares of TCC common stock in favor of the merger. For additional information about the proposed merger, shareholders are encouraged to carefully read the definitive agreement that was filed with the Securities and Exchange Commission (“SEC”) today.

Advisors to Transaction

Wells Fargo Securities, LLC served as financial advisor to EFSC and Holland & Knight LLP served as legal counsel to EFSC. Keefe, Bruyette & Woods, A Stifel Company served as financial advisor to TCC and Hunton Andrew Kurth LLP served as legal counsel to TCC.

Conference Call and Investor Presentation

The Company will host a conference call and webcast at 8:30 a.m. Eastern time on November 2, 2018 to discuss the transaction and related matters. This press release as well as a related slide presentation will be accessible on the Company’s website at enterprisebank.com under “Investor Relations” beginning prior to the scheduled broadcast of the conference call. The call can be accessed via this same website page, or via telephone at 1-877-830-2649 (Conference ID #8535748). A recorded replay of the conference call will be available approximately two hours after the call completion. Go to http://bit.ly/EFSCinvestor and register to hear a replay of the call. The replay will be available for approximately two weeks following the conference call.

About Enterprise Financial Services Corp:

Enterprise Financial Services Corp (NASDAQ: EFSC), is a $5.5 billion bank holding company headquartered in Clayton, Mo. Enterprise Bank & Trust operates 28 branch offices in the St. Louis, Kansas City and Phoenix metropolitan areas. Enterprise Bank & Trust offers a range of business and personal banking services, and wealth management services. Enterprise Trust, a division of Enterprise Bank & Trust, provides financial planning, estate planning, investment management, and trust services to businesses, individuals, institutions, retirement plans and non-profit organizations. Additional information is available at enterprisebank.com.

Note: Financial data as of or for the quarter ending June 30, 2018, unless otherwise noted.

Enterprise Financial Services Corp’s common stock is traded on the Nasdaq Stock Market under the symbol “EFSC”. Please visit our website at www.enterprisebank.com to see our regularly posted material information.

About Trinity Capital Corporation:

Trinity Capital Corporation is the parent company of LANB. LANB is one of the largest locally-owned banks in New Mexico with current assets of $1.3 billion. Through the responsive work of over 200 professional employees, LANB is proud to offer a full range of banking services with the highest degree of customer service to businesses and residents in Northern New Mexico and the Albuquerque metro area. A true community bank with six full-service locations, LANB ranks as one of the top mortgage providers in the state. LANB has been voted one of the Best Banks in Santa Fe by the readers of the Santa Fe Reporter for the past twelve years. LANB was the first corporation in New Mexico, as well as the first and only bank in the nation, to earn the prestigious Malcolm Baldrige National Quality Award. Founded in 1963, LANB is headquartered in Los Alamos, New Mexico. For more information visit LANB.com.

Forward-Looking Statements

Certain statements contained in this press release may be considered forward-looking statements. These forward-looking statements may include: statements regarding the merger, the range of consideration of the merger and the ability of the parties to consummate the merger. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “pro forma” and other similar words and expressions. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made. EFSC does not assume any duty and does not undertake to update forward-looking statements. Because forward-looking statements are subject to assumptions and uncertainties, actual results or future events could differ, possibly materially, from those that EFSC anticipated in its forward-looking statements and future results could differ materially from historical performance. Factors that could cause or contribute to such differences include, but are not limited to, the possibility: that expected benefits of the merger may not materialize in the timeframe expected or at all, or may be more costly to achieve; that the merger may not be timely completed, if at all; that prior to the completion of the merger or thereafter, EFSC’s respective businesses may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; that required regulatory, shareholder or other approvals are not obtained or other closing conditions are not satisfied in a timely manner or at all; reputational risks and the reaction of the companies’ customers to the transaction; diversion of management time on merger-related issues; and those factors and risks referenced from time to time in EFSC’s filings with the Securities and Exchange Commission (the “SEC”). For any forward-looking statements made in this press release or in any documents, EFSC claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Note: Financial data as of or for the quarter ending June 30, 2018, unless otherwise noted.

Additional Information About the Merger and Where to Find It

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

In connection with the proposed merger transaction, EFSC will file with the SEC a Registration Statement on Form S-4 that will include a Proxy Statement of TCC, and a Prospectus of EFSC, as well as other relevant documents concerning the proposed transaction. Shareholders are urged to read the Registration Statement and the Proxy Statement / Prospectus regarding the merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information about the proposed merger.

A free copy of the Proxy Statement/Prospectus, as well as other filings containing information about EFSC and TCC, may be obtained at the SEC’s website at www.sec.gov.

EFSC and TCC and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Trinity in connection with the proposed merger. Information about the directors and executive officers of EFSC is set forth in the proxy statement for EFSC’s 2018 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 14, 2018 and as amended by supplements to the proxy statement filed with the SEC on March 14, 2018, March 30, 2018, and April 19, 2018. Information about the directors and executive officers of TCC is set forth in the proxy statement for TCC’s 2018 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on April 20, 2018. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the proposed merger when it becomes available. Free copies of this document may be obtained as described in the preceding paragraph.

For more information please contact:

Investor inquiries:
Keene Turner, Executive Vice President and Chief Financial Officer
(314) 512-7233

Media inquiries:
Karen Loiterstein, Senior Vice President, Marketing
(314) 512-7141

TCC Contact Information:
John Gulas, Chief Executive Officer
(505) 663-3990

Note: Financial data as of or for the quarter ending June 30, 2018, unless otherwise noted.